UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2009

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Num`ber)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 6, 2009, The First Marblehead Corporation (the “Corporation”) entered into (i) a purchase agreement, dated as of March 31, 2009 (the “Purchase Agreement”), among the Corporation, VCG Owners Trust, a newly formed Delaware statutory trust (the “Purchaser”), and VCG Securities LLC, a Florida limited liability company (“Vanquish Investor”); (ii) an asset services agreement, dated as of March 31, 2009 (the “Asset Services Agreement”), among the Corporation, First Marblehead Education Resources, Inc., a wholly owned subsidiary of the Corporation (“FMER”), the Purchaser and Vanquish Investor; (iii) a data sharing and license agreement, dated as of March 31, 2009 (the “Data Agreement”), between the Corporation and the Purchaser; and (iv) an indemnification agreement, dated as of March 31, 2009 (the “Indemnification Agreement”), among the Corporation, the Purchaser and Vanquish Investor.  In addition, Vanquish Advisors LLC, a Florida limited liability company (“Vanquish Advisors”) delivered a letter agreement, dated as of March 31, 2009 (the “Letter Agreement”), to the Corporation in connection with the Purchase Agreement. The Purchaser, Vanquish Investor and Vanquish Advisors are affiliates of Vanquish Capital Management LLC.

On March 31, 2009, NC Residual Owners Trust (the “Owners Trust”), was formed by the statutory conversion (the “Conversion”) of GATE Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Corporation (“GATE Holdings”).  As a result of the Conversion, the Corporation became the sole legal and beneficial owner of the trust certificate of the Owners Trust (the “Trust Certificate”).

On April 3, 2009, The National Collegiate Funding LLC, a Delaware limited liability company and wholly owned subsidiary of the Owners Trust (“NCF”), changed its name to NC Owners LLC (“Owners LLC”).  The Owners Trust and Owners LLC together own certain certificates of beneficial ownership interests (the “Residuals”) of 15 securitization trusts (the “NCSLT Trusts”) that purchased portfolios of private student loans in securitization transactions previously facilitated by the Corporation.

Pursuant to the Purchase Agreement, as further described below, the Corporation transferred the Trust Certificate to the Purchaser.  The Corporation expects to receive a refund for taxes previously paid, as the Corporation has been required to pay taxes on income from the NCSLT Trusts in excess of cash flows.  In addition, as a result of the transaction, the Corporation expects to eliminate any tax on such income in the future.

Purchase Agreement

Pursuant to the Purchase Agreement, the Corporation sold the Trust Certificate to the Purchaser.  As a result, the Purchaser became the indirect owner of the Residuals that were formerly owned by the Corporation indirectly through the Owners Trust and Owners LLC.  In consideration for the sale, the Purchaser and Vanquish Investor will bear the future federal and state tax liabilities associated with the Residuals.

The Purchase Agreement contains the following provisions:

Right of First Offer; Right of Last Offer. The Purchaser and Vanquish Investor have granted the Corporation a right of first offer (the “Right of First Offer”) to purchase the Trust Certificate or any portion of the Residuals prior to any marketing of the Trust Certificate or any portion of the Residuals for sale to a third party not affiliated with either the Purchaser or Vanquish Investor.  In the event that the Corporation does not exercise the Right of First Offer, and the Purchaser or Vanquish Investor then negotiates a potential sale of the Trust Certificate or any portion of the Residuals on terms more favorable to the prospective transfer than had been offered to the Corporation, the Purchaser or Vanquish Investor have agreed to re-offer to the Corporation (the “Right of Last Offer”) the right to purchase the Trust Certificate and/or all or any portion of the Residuals to the Corporation on such terms and conditions.

Unsolicited Bid.   In the event of an unsolicited bid (a “Bid”) to purchase the Trust Certificate or any portion of the Residuals from a third party not affiliated with either the Purchaser or Vanquish Investor, the Purchaser and Vanquish Investor have agreed to cooperate with the Corporation in evaluating the price, terms and conditions offered by the bidder and the preparation of a response or counteroffer to the Bid.  Prior to the delivery of such response (if acceptance of the Bid) or counteroffer, the parties have agreed to negotiate in good faith to determine if the Corporation is willing to match the terms of the Bid.

Call Option.  The Corporation has the option (the “Call Option”) to purchase from the Purchaser, at any time prior to December 31, 2010, any of the Residuals related to either The National Collegiate Student Loan Trust 2007-3 or The National Collegiate Student Loan Trust 2007-4.  The exercise price for the Call Option is $125,000 per trust.

Indemnification.  Each of the First Marblehead, on the one hand, and the Purchaser and Vanquish Investor, on the other, have agreed to indemnify each other for any breach of their respective representations, warranties and covenants, provided that a claim for indemnification is made prior to the expiration of any applicable statute of limitations related to all tax years of the NCSLT Trusts through December 15, 2015 (the “Survival Period”). The parties’ respective representations, warranties and covenants generally survive the sale of the Trust Certificate through the end of the Survival Period.

Additional Covenants.  In further consideration of the sale of the Trust Certificate, each of the Purchaser and Vanquish Investor has agreed that it will neither use nor disclose any Borrower Information (as defined in the Purchase Agreement) or Deidentified Data (as defined in the Purchase Agreement) for any purpose resulting in a competitive harm to, or otherwise adversely affecting the business of the Corporation or its affiliates. In addition, each of the Purchaser and Vanquish Investor has agreed that it will not terminate the Data Agreement for any reason other than in accordance with the terms thereof and will not cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts without the prior written consent of the Corporation, except to the extent required under the indentures or administration agreements to which the NCSLT Trusts are a party.

Assignment and Assumption Agreement.  Subject to compliance with the terms of the Purchase Agreement, including their respective covenants with regard to the Right of First Offer, Right of Last Offer and a Bid, the Purchaser and Vanquish Investor may sell the Trust Certificate or any portion of the Residuals.  It is a further condition to any such sale that the transferee executes and delivers an assignment and assumption agreement substantially in the form attached as an exhibit to the Purchase Agreement (an “Assignment and Assumption Agreement”).  The Assignment and Assumption Agreement sets forth certain representations, warranties and covenants of the transferee and provides for, among other things, the adoption, assumption and performance by such assignee of certain obligations of the Purchaser and Vanquish Investor.

The foregoing summary of terms of the Purchase Agreement is subject to, and qualified in its entirety by, the Purchase  Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Letter Agreement

To the extent that either the Purchaser or Vanquish Investor requests that Vanquish Advisors assist it in connection with any tax planning opportunities, Vanquish Advisors has agreed in the Letter Agreement to use its diligent and commercially reasonable best efforts to arrange a Financing (as defined in the Purchase Agreement) and, subject to compliance with applicable law, to support the purchase or sale of any notes, bonds or other securities issued in connection with such Financing.

The foregoing summary of terms of the Letter Agreement is subject to, and qualified in its entirety by, the Letter  Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Asset Services Agreement

Pursuant to the Asset Services Agreement, the Corporation and FMER (together, the “Advisor”) have agreed to act as asset advisor to the Purchaser in connection with the Residuals.

The Asset Services Agreement contains the following provisions:

Services. The Advisor has agreed to provide the Purchaser with certain advisory services, including, among others, Residual analysis and valuation optimization services and services relating to funding strategy.  The Advisor has agreed to utilize its resources, facilities, general staff, data and proprietary knowledge in providing services pursuant to the Asset Services Agreement, and has agreed that Advisor’s analysts and other professional staff will provide a minimum of 500 person-hours per calendar quarter to in providing services pursuant to the Asset Services Agreement.

Compensation.  As compensation for its services under the Asset Services Agreement, Advisor is entitled to an advisory fee (the “Advisory Fee”) payable monthly (each, a “Payment Date”) at a rate equal to 1/12 of 0.63% of the aggregate outstanding principal balance of the student loans owned by the NCSLT Trusts as of the last day of the previous calendar month; provided, that the Advisory Fee shall be earned but Advisor shall not have the right to receive the Advisory Fee except to the extent that amounts payable to the holder(s) of the Residuals from payments thereon (“Cash Flows”) are paid from distributions made by each of the NCSLT Trusts on such Payment Date.  To the extent that Advisor has earned but not received fees for any prior month, any Cash Flows that are paid from distributions made by one or more of the NCSLT Trusts shall be allocated as follows:

•                  for each Payment Date occurring in each of the sixty (60) calendar months commencing with the first calendar month in which Cash Flows are paid from distributions made by one or more of the NCSLT Trusts, 60% of such amounts shall be directed by the Purchaser to be paid to Advisor;

•                  for each Payment Date occurring in or after the sixty-first (61st) calendar month after the first calendar month in which Cash Flows are paid from distributions made by one or more of the NCSLT Trusts until all earned but unpaid Advisory Fees are paid in full, 40% of such amounts shall be directed by the Purchaser to be paid to Advisor; and

•                  for each Payment Date occurring thereafter, an amount equal to the monthly Advisory Fee shall be directed by the Purchaser to be paid to Advisor in full payment of the monthly Advisory Fee.

Under no circumstance will any monthly Advisory Fee be paid by the Purchaser unless the Purchaser has received Cash Flows.

Assignment. Advisor may assign its rights and obligations under the Asset Services Agreement to any affiliate, and the Purchaser and Vanquish Investor may assign their rights and obligations under the Asset Services Agreement  to a third party transferee of the Trust Certificate or any portion of the Residuals.  It is a condition to any such transfer by the Purchaser or Vanquish Investor that the transferee executes and delivers an assignment and assumption agreement substantially in the form attached as an exhibit to the Asset Services Agreement (an “ASA Assignment and Assumption Agreement”).  The ASA Assignment and Assumption Agreement sets forth certain representations, warranties and covenants of the transferee and provides for, among other things, the adoption, assumption and performance by such assignee of certain obligations of the Purchaser and Vanquish Investor.

Limited Recourse.  Advisor has agreed that any claims it may seek to enforce at any time against the Purchaser or Vanquish Investor pursuant to the Asset Services Agreement is limited to the Cash Flows and proceeds of any Financing (as defined in the Asset Services Agreement) or sale of the Residuals and does not represent a claim against the assets of the Purchaser or Vanquish Investor as a whole or any assets other than the Cash Flows and the proceeds of any Financing or sale of the Residuals.

Termination. If Advisor materially breaches the Asset Services Agreement or substantially fails to perform the services Advisor is required to perform, following written notice to Advisor of such breach or failure, Advisor is required to cure such breach or provide such services in a reasonably satisfactory manner to Purchaser, within 60 days of such written notice.  If a disagreement or conflict arises between Advisor and the Purchaser as to whether Advisor has cured such breach or provided such services in a reasonably satisfactory manner to the Purchaser, the parties shall submit to non-binding mediation before a mediator supplied by a mediation organization agreed to by the parties.  The parties will bear the expenses of such arbitration, including the attorneys’ fees and expenses of the parties, in such proportion as the arbitrator shall determine.  In addition, the Purchaser may terminate Advisor in the event of that Advisor is wound up or dissolved or involved in a voluntary or involuntary bankruptcy proceeding, or as a result of similar matters specified in the Asset Services Agreement.

Termination Fee.  If the Purchaser or Vanquish Investor wrongfully terminates the Advisor, in addition to the Advisor’s other rights and remedies under the Asset Services Agreement, but subject to the limited recourse provision of the Asset Services Agreement, the Purchaser and Vanquish Investor have jointly and severally agreed to immediately pay the Advisor the applicable termination fee set forth in the Asset Services Agreement, in addition to all earned but unpaid Advisory Fees.  After December 31, 2019, no termination fee would be payable by the Purchaser or Vanquish Investor.

Indemnification.  Each of the Advisor, on the one hand, and the Purchaser and Vanquish Investor, on the other, have agreed to indemnify each other for any (i) material breach of their respective representations, warranties or covenants contained in the Asset Services Agreement, (ii) willful misconduct, gross negligence or bad faith in the performance of their respective duties, (iii) reckless disregard of their respective obligations and duties and (iv) any use or disclosure of data that is contrary to Applicable Law (as defined in the Asset Services Agreement”).

The foregoing summary of terms of the Asset Services Agreement is subject to, and qualified in its entirety by, the Asset Services Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Data Sharing and License Agreement

Pursuant to the Data Agreement, the Purchaser has agreed to share with and license to the Corporation certain deidentified student loan data. In consideration of a one-time license fee of $750,000, the Purchaser granted to the Corporation a limited, exclusive, irrevocable, perpetual license to retain and use monthly updates to Deidentified Data (as defined in the Data Agreement) for any lawful purpose.  This license will survive the termination of the Asset Services Agreement or the Data Agreement for any reason.  The Purchaser may terminate the Data Agreement upon delivery of 180 days prior notice to the Corporation, if and only if the Corporation or Update Vendor (as defined in the Data Agreement) materially breaches the Agreement and fails to cure such breach within 60 days of written notice thereof.  Unless sooner terminated by the Purchaser, the term of the Data Agreement will continue until the earlier of (i) the date the Cash Flows equal zero or (ii) 25 years from the date of the Data Agreement.

The foregoing summary of terms of the Data Agreement is subject to, and qualified in its entirety by, the Data Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.4 and is incorporated herein by reference.

Indemnification Agreement

Pursuant to the Indemnification Agreement, the Corporation has agreed to indemnify, hold harmless and defend each of the Purchaser and Vanquish Investor, and each of its officers, directors, employees, representatives, attorneys, agents and each person who controls either the Purchaser or Vanquish Investor within the meaning of Section 15 of the Securities Act of 1933, as amended, as follows:

•                  against any and all loss, liability, claim, damage (but excluding any consequential, special, indirect, punitive or incidental damages) and expense (including reasonable attorneys’ fees) net of any tax effect (collectively, “Losses”) arising out of any offering of Securities (as defined in the Indemnification Agreement) by the NCSLT Trusts prior to the Closing Date;

•                  against any and all Losses arising out of the purchase of student loans by NCF and the subsequent sale of those student loans to any of the NCSLT Trusts prior to the date of the Indemnification Agreement;

•                  against any and all Losses related to any failure by any of the Owners Trust, NCF or any of the NCSLT Trusts, for each tax year ended on or prior to the Closing Date, to file any Income Tax Returns that any of them has been required to file, or pay all Taxes payable by any of them; provided that these indemnity and hold harmless provisions shall not apply to the extent of any Taxes that the Corporation timely remits to the Purchaser; and

•                  against any and all expense whatsoever (including the reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any person, governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any claim described in foregoing three bullets.

The foregoing summary of terms of the Indemnification Agreement is subject to, and qualified in its entirety by, the Indemnification Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.5 and is incorporated herein by reference.

Other than as set forth in this Current Report on Form 8-K, the Corporation does not have any other material relationship with the Purchaser, Vanquish Investor, Vanquish Advisor or Vanquish Capital Management LLC.

Item 2.01  Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.01.

The Corporation has furnished as Exhibit 99.6 to this Current Report on Form 8-K, certain pro forma financial information, including the unaudited pro forma condensed consolidated statement of income for the year ended June 30, 2008, the unaudited pro forma condensed consolidated statement of income for the six months ended December 31, 2008 and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2008.

The unaudited pro forma condensed consolidated financial information furnished as Exhibit 99.6 to this Current Report on Form 8-K have been prepared by applying pro forma adjustments to the consolidated financial statements included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and Quarterly Report on Form 10-Q for the six-month period ended December 31, 2008. The unaudited pro forma condensed consolidated statements of income reflect the transactions described under Item 1.01 above, assuming the transactions had been consummated as of the beginning of the fiscal period presented and do not reflect the Advisory Fees. The unaudited pro forma condensed consolidated balance sheet reflects the transaction described in Item 1.01 above, assuming it had been consummated as of December 31, 2008.

The pro forma adjustments, as described below, are based upon available information and certain assumptions that the Corporation believes are reasonable as of the date of this Current Report on Form 8-K. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and the related management’s discussion and analysis of financial condition and results of operations, which are contained in the Corporation’s Quarterly Report on Form 10-Q for the six-month period ended December 31, 2008 and the Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what the Corporation’s results would actually have been had this transaction actually occurred on the dates presented or to project the Corporation’s results of operations or financial position for any future period.  In particular, the pro forma financial information includes adjustments based upon currently available information and upon assumptions that management believes are reasonable.  The adjustments included in the pro forma financial information represent the preliminary determination of these adjustments based upon available information.

Such financial information has been prepared using the following assumptions, among other:

•                  For each unaudited pro forma condensed statement of income presented, the Residuals sold are assumed to have been sold as of the beginning of the period presented and amounts presented reflect the elimination of negative service revenue and related tax benefit for such Residuals;

•                  For the unaudited pro forma condensed balance sheet presented, the Residuals sold are assumed to have been sold as of that date, and amounts presented reflect the elimination of such Residuals.  Additionally, income tax amounts have been adjusted to reflect the impact of the disposition of the Residuals sold; and

•                  No adjustments have been made to incorporate the impact of the Asset Services Agreement described in Item 1.01 above.

Item 8.01   Other Events

On April 6, 2009, the Corporation issued a press release announcing the Purchase Agreement, the Asset Services Agreement and transactions in connection therewith. The full text of the press release issued in connection with the announcement is furnished with this current report on Form 8-K as Exhibit 99.7 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(b)           Pro Forma Financial Information

The information disclosed under Item 2.01, and furnished with this Current Report as Exhibit 99.7, is incorporated under this Item 9.01 by reference.

(d)	Exhibits

	99.1	Purchase Agreement, dated as of March 31, 2009, by and among the Corporation, the Purchaser and Vanquish Investor
	99.2	Letter Agreement, dated as of March 31, 2009, delivered by Vanquish Advisors to the Corporation
	99.3	Asset Services Agreement, dated as of March 31, 2009, by and among the Corporation, FMER, the Purchaser and Vanquish Investor
	99.4	Data Sharing and License Agreement, dated as of March 31, 2009, by and between the Corporation and the Purchaser
	99.5	Indemnification Agreement, dated as of March 31, 2009, by and between the Corporation, the Purchaser and Vanquish Investor
99.6

Unaudited pro forma condensed consolidated statements of income for the fiscal year ended June 30, 2008 and the six-month period ended December 31, 2008 and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2008

	99.7	Press Release issued by the Corporation on April 6, 2009 entitled, “First Marblehead Sells Selected Trust Residuals, Expects Reduced Future Tax Obligations and Tax Refund”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: April 6, 2009	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

EXHIBIT INDEX

99.1	Purchase Agreement, dated as of March 31, 2009, by and among the Corporation, the Purchaser and Vanquish Investor
99.2	Letter Agreement, dated as of March 31, 2009, delivered by Vanquish Advisors to the Corporation
99.3	Asset Services Agreement, dated as of March 31, 2009, by and among the Corporation, FMER, the Purchaser and Vanquish Investor
99.4	Data Sharing and License Agreement, dated as of March 31, 2009, by and between the Corporation and the Purchaser
99.5	Indemnification Agreement, dated as of March 31, 2009, by and between the Corporation, the Purchaser and Vanquish Investor
99.6

Unaudited pro forma condensed consolidated statements of income for the fiscal year ended June 30, 2008 and the six-month period ended December 31, 2008 and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2008

99.7	Press Release issued by the Corporation on April 6, 2009 entitled, “First Marblehead Sells Selected Trust Residuals, Expects Reduced Future Tax Obligations and Tax Refund”